Exhibit 99.1

Press Release

Contact:

Charles F. Cargile, 949/863-3144

Newport Corporation, Irvine, CA

investor@newport.com

or

Rob Fink, 212/896-1206

KCSA Strategic Communications

newport@kcsa.com

NEWPORT CORPORATION REPORTS

THIRD QUARTER 2014 RESULTS

Irvine, California — October 29, 2014 — Newport Corporation (NASDAQ: NEWP) today reported financial results for its third quarter and nine months ended September 27, 2014, and its outlook for the fourth quarter of 2014.  The company noted the following regarding the third quarter results:

•                        Net sales of $146.3 million;

•                        New orders of $147.3 million;

•                        Net income attributable to Newport Corporation of $9.5 million, or $0.23 per diluted share, when measured according to generally accepted accounting principles (GAAP);

•                        Non-GAAP net income of $13.6 million, or $0.33 per diluted share, excluding the amortization of intangible assets, stock-based compensation expense, acquisition-related, restructuring and severance costs, a one-time tax benefit and the tax impact of the excluded amounts;

•                        Cash generated from operations of $5.4 million, and a net debt position of $2.4 million at the end of the quarter; and

•                        Repurchases of approximately 242,000 shares of common stock for approximately $4.5 million during the quarter.

Commenting on the results, Robert J. Phillippy, Newport’s President and Chief Executive Officer, stated, “We grew our third quarter sales by 5.2% and our non-GAAP net income by 9.2% on a year-over-year basis.  In addition, we already have excellent momentum in the fourth quarter, as exemplified by some significant orders we have recorded in October.  Earlier this week, we received a $25.7 million order from an existing customer for ultrafast lasers used in surgical applications, which we expect to ship within the next 18 to 24 months.  We have also received several substantial new orders from a key semiconductor manufacturing equipment customer relating to the collaborative development program for next generation semiconductor equipment that was launched late last year.  These orders make us very confident that our book-to-bill ratio for the full year 2014 will be well in excess of 1.0, and that our backlog entering 2015 will be at the highest level in our history.”

Sales and Orders

Newport’s sales and orders by end market were as follows:

				Percentage	Percentage
	Three Months Ended			Change vs.	Change vs.
	September 27,	June 28,	September 28,	Prior	Prior Year
(In thousands, except percentages, unaudited)	2014	2014	2013	Quarter	Period

Sales by End Market

Scientific research	$32,228	$30,544	$29,148	5.5%	10.6%
Microelectronics	37,113	40,869	34,699	-9.2%	7.0%
Life and health sciences	31,126	32,393	29,220	-3.9%	6.5%
Defense and security	13,103	14,481	15,578	-9.5%	-15.9%
Industrial manufacturing and other	32,729	34,945	30,392	-6.3%	7.7%
Total	$146,299	$153,232	$139,037	-4.5%	5.2%

Orders by End Market

Scientific research	$30,652	$32,647	$29,713	-6.1%	3.2%
Microelectronics	33,739	35,396	36,915	-4.7%	-8.6%
Life and health sciences	37,859	25,932	30,665	46.0%	23.5%
Defense and security	12,947	14,536	15,172	-10.9%	-14.7%
Industrial manufacturing and other	32,140	40,523	31,926	-20.7%	0.7%
Total	$147,337	$149,034	$144,391	-1.1%	2.0%

In the third quarter of 2014, the company’s sales and orders increased 5.2% and 2.0%, respectively, compared with the prior year period.  Sales increased on a year-over-year basis in all of the company’s end markets except for the defense and security end market, where market conditions continue to be challenging.  The year-over-year increase in orders was driven by increases in the company’s life and health sciences, scientific research and industrial manufacturing and other end markets, offset by decreased orders from customers in its defense and security and microelectronics end markets.

On a sequential basis, sales and orders decreased 4.5% and 1.1%, respectively.  Sales to the company’s scientific research market increased sequentially, but this was more than offset by lower sales to the company’s other end markets.  Orders from customers in the company’s life and health sciences end market were higher sequentially, but this was more than offset by decreased orders from customers in the company’s other end markets.

Operating Income and Net Income

Newport reported operating income for the third quarter of 2014 of $12.8 million, or 8.7% of net sales, when calculated in accordance with GAAP.  On a non-GAAP basis, excluding the amortization of intangible assets, stock-based compensation expense and acquisition-related, restructuring and severance costs, the company’s operating income for the third quarter of 2014 was $19.6 million, or 13.4% of net sales, a 6.8% increase over the $18.3 million reported in the prior year period.

On a GAAP basis, the company reported net income attributable to Newport Corporation for the third quarter of 2014 of $9.5 million, or $0.23 per diluted share.  On a non-GAAP basis, excluding the items referenced above, a one-time tax benefit and the tax impact of the excluded amounts, the company’s third quarter net income was $13.6 million, a 9.2% increase over the $12.4 million reported in the third quarter of 2013.  Non-GAAP earnings per diluted share were $0.33 in the third quarter of 2014, compared with $0.31 in the prior year period.

The company has provided a reconciliation of selected financial measures calculated in accordance with GAAP and on a non-GAAP basis following the statements of income and comprehensive income included in this release.  Management believes that the supplemental presentation of non-GAAP financial information provides insight into the company’s core business results, as well as a useful resource for comparison of its financial results between periods.

Share Repurchase Program

During the third quarter, the company repurchased approximately 242,000 shares of its common stock at an average price of $18.52 per share, for a total of approximately $4.5 million.  Newport’s board of directors has authorized the repurchase of an additional 3.6 million shares, and the company expects to continue to repurchase shares for the foreseeable future, with the amount and timing of such repurchases dependent upon factors such as the company’s share price level, its other capital requirements and the terms of the company’s credit facility.

Financial Outlook

Commenting on Newport’s outlook, Mr. Phillippy said, “In the fourth quarter, we expect our sales to be in the range of $150 million to $156 million, resulting in record sales for the full year of 2014.  We expect to generate a slight sequential increase in earnings and a significant sequential increase in cash from operations on this higher sales level.  Looking forward, we believe that our high level of backlog, together with the effective implementation of our strategic initiatives, will drive continued sales growth in 2015, and that the contribution of sales from the acquisition of V-Gen, which we closed at the beginning of the fourth quarter, will further enhance this growth.”

ABOUT NEWPORT CORPORATION

Newport Corporation is a leading global supplier of advanced-technology products and systems to customers in the scientific research, microelectronics, life and health sciences, industrial manufacturing and defense/security markets.  Newport’s innovative solutions leverage its expertise in advanced technologies, including lasers, photonics and precision motion equipment, and optical components and sub-systems, to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications.  Newport is part of the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index.

Learn more about Newport at www.newport.com and follow the company on Twitter, YouTube and Facebook.  Investors can also download Newport’s investor relations app, which offers access to its SEC filings, press releases, videos, audiocasts and more, by visiting Apple’s App Store for the iPhone and iPad or Google Play for Android mobile devices.

INVESTOR CONFERENCE CALL

Robert J. Phillippy, President and Chief Executive Officer, and Charles F. Cargile, Senior Vice President, Chief Financial Officer and Treasurer, will host an investor conference call today, October 29, 2014, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to review the company’s results for the third quarter of 2014 and its business outlook for the fourth quarter of 2014.  The call will be open to all interested investors through a live audio web broadcast via the Internet at www.newport.com/investors.  The call also will be available to investors and analysts by dialing 877-375-4189 within the U.S. and Canada or 973-935-2046 from abroad.

The webcast will be archived on the Newport website and can be reached through the same link.  An archived webcast will also be available on Newport’s investor relations app.  A telephonic playback of the conference call will be available by calling 855-859-2056 within the U.S. and Canada and 404-537-3406 from abroad.  Playback will be available beginning at 8:00 p.m. Eastern time on Wednesday, October 29, 2014, and continue through 11:59 p.m. Eastern time on Wednesday, November 5, 2014.  The replay passcode is 21906941.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, including without limitation statements regarding the expected timing of shipments under the $25.7 million order for surgical lasers; the company’s expectation that its book-to-bill ratio will be well in excess of 1.0 for the full year of 2014; the company’s expectation that its backlog will be at a record level at the end of 2014; the company’s expectation of continuing to repurchase shares for the foreseeable future; the company’s expected sales, earnings and cash from operations in the fourth quarter of 2014; and the company’s expectation of continued sales growth in 2015, enhanced by the contribution of sales from the acquisition of V-Gen.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  Assumptions relating to the foregoing involve judgments and risks with respect to, among other things, the strength of business conditions in the industries Newport serves, particularly the semiconductor and defense and security industries; Newport’s ability to achieve expected benefits from the integration of acquired businesses; Newport’s ability to successfully penetrate and increase sales to its targeted end markets; the levels of private and governmental research funding worldwide; potential order cancellations and push-outs; future economic, competitive and market conditions, including those in Europe and Asia and those related to its end markets; whether its products will continue to achieve customer acceptance; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Newport.  Certain of these judgments and risks are discussed in more detail in Newport’s periodic reports filed with the Securities and Exchange Commission.  Although Newport believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized.  In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Newport or any other person that Newport’s objectives or plans will be achieved.  Newport undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Newport Corporation

Consolidated Statements of Income and Comprehensive Income

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
(In thousands, except per share amounts)	2014	2013	2014	2013

Net sales	$146,299	$139,037	$446,421	$405,878
Cost of sales	80,334	79,306	245,109	233,778
Gross profit	65,965	59,731	201,312	172,100

Selling, general and administrative expenses	39,122	35,649	120,413	111,324
Research and development expense	14,082	13,129	42,538	39,807
Loss (gain) on sale of assets	—	4,517	(411)	4,517
Operating income	12,761	6,436	38,772	16,452

Loss on extinguishment of debt	—	(3,355)	—	(3,355)
Interest and other expense, net	(958)	(1,293)	(2,592)	(5,472)
Income before income taxes	11,803	1,788	36,180	7,625

Income tax provision	2,330	1,199	9,769	1,697
Net income	9,473	589	26,411	5,928
Net income attributable to non-controlling interests	3	152	103	83
Net income attributable to Newport Corporation	$9,470	$437	$26,308	$5,845

Net income	$9,473	$589	$26,411	$5,928
Other comprehensive income:
Foreign currency translation gains (losses)	(7,203)	2,995	(7,567)	1,320
Unrecognized net pension gains (losses)	204	(67)	306	161
Unrealized gains (losses) on marketable securities	(155)	22	(177)	(126)
Comprehensive income	$2,319	$3,539	$18,973	$7,283

Comprehensive income (loss) attributable to non-controlling interests	$(5)	$154	$110	$8
Comprehensive income attributable to Newport Corporation	2,324	3,385	18,863	7,275
Comprehensive income	$2,319	$3,539	$18,973	$7,283

Net income per share attributable to Newport Corporation:
Basic	$0.24	$0.01	$0.66	$0.15
Diluted	$0.23	$0.01	$0.65	$0.15

Shares used in the computation of net income per share:
Basic	39,921	39,121	39,776	38,935
Diluted	40,612	39,657	40,546	39,426

Other operating data:
New orders received during the period	$147,337	$144,391	$443,655	$425,617
Backlog at the end of period scheduled to ship within 12 months			$181,189	$170,611

Newport Corporation

Supplemental Non-GAAP Measures

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
(In thousands, except percentages and per share amounts)	2014	2013	2014	2013
Net sales	$146,299	$139,037	$446,421	$405,878

Cost of sales:
Cost of sales - GAAP	$80,334	$79,306	$245,109	$233,778
Amortization of intangible assets	806	922	2,730	2,737
Stock-based compensation expense	271	233	762	656
Acquisition-related, restructuring and severance costs	—	521	—	924
Non-GAAP cost of sales	79,257	77,630	241,617	229,461
Non-GAAP gross profit	$67,042	$61,407	$204,804	$176,417

Non-GAAP gross profit as a percentage of net sales	45.8%	44.2%	45.9%	43.5%

Operating income:
Operating income - GAAP	$12,761	$6,436	$38,772	$16,452
Amortization of intangible assets	1,887	2,550	6,842	7,751
Stock-based compensation expense	3,141	2,445	8,588	6,590
Acquisition-related, restructuring and severance costs	1,763	2,365	3,683	6,926
Loss (gain) on sale of assets	—	4,517	(411)	4,517
Non-GAAP operating income	$19,552	$18,313	$57,474	$42,236

Non-GAAP operating income as a percentage of net sales	13.4%	13.2%	12.9%	10.4%

Net income attributable to Newport Corporation:
Net income - GAAP	$9,470	$437	$26,308	$5,845
Amortization of intangible assets	1,887	2,550	6,842	7,751
Stock-based compensation expense	3,141	2,445	8,588	6,590
Acquisition-related, restructuring and severance costs	1,763	2,365	3,683	6,926
Loss (gain) on sale of assets	—	4,517	(411)	4,517
Loss on extinguishment of debt	—	3,355	—	3,355
Tax benefit from extraterritorial income exclusion	(1,463)	—	(1,463)	—
Income tax provision on non-GAAP adjustments	(1,217)	(3,227)	(4,789)	(8,624)
Non-GAAP net income	$13,581	$12,442	$38,758	$26,360

Net income per diluted share attributable to Newport Corporation:
Net income - GAAP	$0.23	$0.01	$0.65	$0.15
Total non-GAAP adjustments	0.10	0.30	0.31	0.52
Non-GAAP net income per diluted share	$0.33	$0.31	$0.96	$0.67

Newport Corporation

Consolidated Balance Sheets

(Unaudited)

	September 27,	December 28,
(In thousands)	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$68,980	$53,710
Restricted cash	1,622	2,305
Marketable securities	300	8,219
Accounts receivable, net	98,722	96,388
Inventories, net	112,653	103,383
Deferred income taxes	22,381	22,437
Prepaid expenses and other current assets	16,228	14,769
Total current assets	320,886	301,211

Property and equipment, net	82,836	80,516
Goodwill	78,303	78,801
Deferred income taxes	4,236	4,474
Intangible assets, net	60,077	67,342
Investments and other assets	29,664	32,885
	$576,002	$565,229

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$2,180	$4,861
Accounts payable	33,957	31,714
Accrued payroll and related expenses	33,371	31,015
Accrued expenses and other current liabilities	34,038	35,341
Total current liabilities	103,546	102,931

Long-term debt	71,148	83,646
Pension liabilities	26,509	27,093
Deferred income taxes and other liabilities	20,366	23,182

Total stockholders’ equity of Newport	354,212	326,968
Non-controlling interests	221	1,409
Total stockholders’ equity	354,433	328,377
	$576,002	$565,229